THRIVENT SERIES FUND, INC.

Form N-SAR for
Fiscal Period Ended 6-30-11

INDEX TO EXHIBITS

EXHIBIT NO.	ITEM

1.	Transactions effected pursuant to Rule 10f-3. (Item 77.O.)

N-SAR FILING
THRIVENT SERIES FUND, INC.

Transactions Effected Pursuant to Rule 10f-3
For the six month period ending June 30, 2011

Fund	Trade Date	CUSIP / ISIN	Issuer	144A	Price	Par/ Amount	Issuer Size	Percent	Broker	Participating Underwriters	Selling Concession
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	01/20/2011	316773100	FIFTH THIRD BANCORP	Y	14.00	58,173	121,428,572	0.0479%	JP MORGAN CHASE & CO	ALADDIN CAPITAL LLC, BOFA MERRILL LYNCH, CITIBANK, CREDIT SUISSE AG, DEUTSCHE BANK SECURITIES, GOLDMAN SACHS & CO, JP MORGAN SECURITIES INC, KEEFE BRUYETTE & WOODS, INC, SANDLER O’NEILL & PARTNERS, LP	Underwriting commission $0.4200
THRIVENT PARTNER WORLDWIDE ALLOCATION PORTFOLIO	02/03/2011	89378TAB9	TRANSNET 4.5% 02/10/2016	Y	99.443	290,000	750,000,000	0.0390%	BARCLAYS CAPITAL	BARCLAYS CAPITAL, GOLDMAN SACHS INTL	Underwriting commission $0.0750
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	03/10/2011	G94368100	WARNER CHILCOTT PLC	Y	23.25	45,871	25,000,000	0.1835%	BLOOMBERG TRADEBOOK, LLC, JP MORGAN CHASE & CO, MORGAN STANLEY & CO INC
RBC CAPITAL MARKETS, BOFA MERRILL LYNCH, CREDIT SUISSE INTL, DEUTSCHE BANK SECURITIES, GOLDMAN SACHS & CO, JP MORGAN SECURITIES INC, CITI, MORGAN STANLEY & CO, WELLS FARGO SECURITIES, UBS INVESTMENT BANK
											Underwriting commission $0.8137
THRIVENT PARTNER MID CAP VALUE PORTFOLIO	04/11/2011	69351T106	PPL CORPORATION	Y	25.30	14,169	80,000,000	0.0177%	CREDIT SUISSE SECURITIES
BNP PARIBAS, BNY MELLONCAPITAL MARKETS, BOFA MERRILL LYNCH, BARCLAYS CAPITAL, CITIBANK, CREDIT SUISSE, DEUTSCHE BANK SECURITIES, MORGAN STANLEY, WELLS FARGO BANK, CREDIT AGRICOLE CIB, JP MORGAN SECURITIES, SCOTIA CAPITAL, RBC CAPITAL MARKETS, MITSUBISHI UFJ SECURITIES, MIZUHO SECURITIES, KEYBANC CAPITAL MARKETS, PIPER JAFFRAY, RBS, GOLDMAN SACHS AND CO, PNC CAPITAL MARKETS, SANTANDER, SUNTRUST ROBINSON HUMPHREY, THE WILLIAMS CAPITAL GROPU, UBS INVESTMENT BANK
											Underwriting commission $0.7590
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	05/24/2011	N97284108	YANDEX NV	Y	25.00	8,801	52,174,088	0.0169%	MORGAN STANLEY & CO	DEUTSCHE BANK AG, GOLDMAN SACHS & CO, MORGAN STANLEY & CO, PACIFIC CREST SECURITIES, PIPER JAFFRAY & CO	Underwriting commission $1.2500
THRIVENT PARTNER TECHNOLOGY PORTFOLIO	06/08/2011	36112J107	FUSION-IO INC	Y	19.00	810	12,300,000	0.0066%	MORGAN STANLEY & CO	CREDIT SUISSE, GOLDMAN SACHS, JP MORGAN, MORGAN STANLEY	Underwriting commission $1.3300